EXHIBIT 10.A.

                   OPTION AGREEMENT FRED G. LUKE, INDIVIDUALLY
                    AND AS PRESIDENT OF NUVEN ADVISORS, INC.

                                OPTION AGREEMENT



         THIS OPTION AGREEMENT ("Agreement") is entered into effective the 1st day of day of April 1999, by and between Fred G. Luke, individually and as President of NuVen Advisors Inc., a Nevada corporation ("NuVen"), and The Hartcourt Companies Inc., a Utah corporation (the "Company").

         WHEREAS, the Company proposes to issue to NuVen options to purchase shares of its common stock (the "Common Stock") in connection with the Company's engagement of NuVen pursuant to the Advisory Agreement of even date between the Company and NuVen, incorporated by reference herein (the "Advisory Agreement"); and,

         WHEREAS, to induce NuVen to execute the First Amendment to the Advisory Agreement the Company hereby grants NuVen an option to purchase shares of the Company's Common Stock subject to the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth below, NuVen and the Company agree as follows:

1.       The Option

         The Company hereby grants to NuVen (hereinafter "Holder") an option (the "Option") to acquire One Million (1,000,000) shares of the Company's Common Stock, subject to adjustment as set forth herein (such shares, as adjusted, are hereinafter referred to as the "Option Shares"), at a purchase price of Fifty Cents ($.50) per share ("Option Price") representing one hundred ten percent (110%) of the ten (10) day moving average closing bid price for the Company's common stock.

2.       Term and Exercise of Option

          A. Term of Option. Subject to the terms of this Agreement, Holder shall have the right to exercise the Option in whole or in part, commencing the date hereof through the close of business on December 1, 2001.

          B. Exercise of the Option. The Option may be exercised upon written notice to the Company at its principal office setting out the number of Option Shares to be purchased, together with payment of the Option Price

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          C.   Issuance  of Option  Shares.  Upon such  notice of  exercise  and payment of the Option Price, the Company shall issue and cause to be delivered within five (5) business days following the written order of Holder, or its successor as provided for herein, and in such name or names as the Holder may designate, a certificate or certificates for the number of Option Shares so purchased. The
               rights  of   purchase   represented   by  the  Option   shall  be
               exercisable, at the election of the Holder thereof, either in full or from time to time in part, and in the event the Option is exercised in respect of less than all of the Option Shares purchasable on such exercise at any time prior to the date of expiration hereof, the remaining Option Shares shall continue to be subject to adjustment as set forth in paragraph 4 hereof. The Company irrevocably agrees to reconstitute the Option Shares as provided herein.

3.       Reservation of Option Shares

         The Company shall at all times keep reserved and available, out of its authorized Common Stock, such number of shares of Common Stock as shall be sufficient to provide for the exercise of the rights represented by this Agreement. The transfer agent for the Common Stock and any successor transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of such rights of purchase, will be irrevocably authorized and directed at all times to reserve such number of shares as shall be requisite for such purpose. The Company will cause a copy of this Agreement to be kept on file with the transfer agent or its successors.

4.       Adjustment of Option Shares

         The number of Option Shares purchasable pursuant to this Agreement shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          A. Adjustment for Recapitalization. Subject to paragraph 4.B below, in the event the Company shall (a) subdivide its outstanding shares of Common Stock, or (b) issue or convert by a reclassification or recapitalization of its shares of Common Stock into, for, or with other securities (a "Recapitalization"), the number of Option Shares purchasable hereunder immediately following such Recapitalization shall be adjusted so that the Holder shall be entitled to receive the kind and number of Option Shares or other securities of the Company measured as a percentage of the total issued and outstanding shares of the Company's Common Stock as of the hereof which it would have been entitled to receive immediately preceding such Recapitalization, had such Option been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph shall be calculated and effected taking into account the formula set forth in paragraph 4.B. below and shall become effective immediately after the effective date of such event retroactive to the effective date.

          B. Adjustment of the Exercise Price and Number of Option Shares. In the event of any change in the Company's Common Stock by reason of a reverse stock split, neither the number nor the Option Price of the shares subject to this Option shall be changed or be adjusted.

          C. Preservation of Purchase Rights Under Consolidation. Subject to paragraph 4.B above, in case of any Recapitalization or any other consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall prior to the closing of such transaction, cause such successor or purchasing corporation, as the case may be, to acknowledge and accept responsibility for the Company's obligations hereunder and to

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               grant the Holder the right  thereafter upon payment of the Option
               Price to purchase the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

          D.   Notice of  Adjustment.  Whenever  the  number  of  Option  Shares purchasable hereunder is adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments, and shall deliver to Holder setting forth the adjusted number of Option Shares purchasable and a brief statement of the facts requiring such adjustment, including the computation by which such adjustment was made.

5.       Failure to Deliver Option Shares Constitutes Breach Under Advisory
         Agreement

         Failure by the Company, for any reason, to deliver the certificates representing any shares purchased pursuant to this Option within the five (5) business day period set forth in paragraph 2 above, or the placement of a Stop Transfer order by the Company on any Option Shares once issued, shall constitute a "Breach" under the Advisory Agreement and, for the purpose of determining the terms of this Agreement, shall automatically toll the expiration of this Agreement for a period of time equal to the delay in delivering the subject shares or term of the Stop Transfer order.

6.       Assignment

         The Option represented by this Agreement may only be assigned or transferred by NuVen to an Affiliate or subsidiary, or as the result of a corporate reorganization or recapitalization. For the purpose of this Option the term "Affiliate" shall be defined as a person or enterprise that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company otherwise, this Agreement and the rights hereunder shall not be assigned by either party hereto.

7.       Counterparts

         A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

8.       Further Documentation

         Each party hereto agrees to execute such additional instruments and take such action as may be reasonably requested by the other party to effect the transaction, or otherwise to carry out the intent and purposes of this Agreement.

9.       Notices

         All notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses, as amended by the parties with written notice to the other:

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         To NuVen:                          Fred G. Luke
                                            NuVen Advisors Inc.
                                            6337 So. Highland Drive, Suite 319
                                            Salt Lake City, Utah 84121

         With copy to:                      Archer & Weed
                                            4695 MacArthur Court, Suite 530
                                            Newport Beach, California  92660
                                            Telephone:        (714) 833-5363
                                            Facsimile:        (714) 833-5384

         To the Company:                    The Hartcourt Companies Inc.
                                            2049 Century Park East, #3760
                                            Los Angeles, California 90067
                                            Telephone:        (310) 788-2634
                                            Facsimile:        (310) 553-1338

10.      Counterparts

         This  Agreement  may  be  executed   simultaneously   in  two  or  more
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.      Governing Law

         This Agreement was negotiated, and shall be governed by the laws of Utah notwithstanding any conflict-of-law provision to the contrary.

12.      Entire Agreement

         This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

13.      Severability

         If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

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14.      Amendment or Waiver

         Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

15.      Headings

         The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

                                        "NuVen"

                                        By:  /s/  Fred G. Luke
                                             ----------------------------------
                                                  Fred G. Luke,  individually
                                                  and as President of NuVen
                                                  Advisors Inc.

                                        The "Company"
                                        The Hartcourt Companies Inc.

                                        By:  /s/       Dr. Alan V. Phan
                                             ----------------------------------
                                             Name:     Dr. Alan V. Phan
                                             Title:    President

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